Exhibit 99

NEWS

INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan

COUNTRYWIDE REPORTS RECORD EARNINGS FOR 2006

— Quarterly Diluted EPS of $1.01 Drove Full Year EPS to a Record $4.30 —

— 2007 Guidance Announced at $3.80 to $4.80 per Diluted Share —

— Board Authorizes $0.15 Dividend —

CALABASAS, CA (January 30, 2007) – Countrywide Financial Corporation (NYSE: CFC) today announced results for the fourth quarter and full year ended December 31, 2006.  Key results include the following:

Table 1

	Quarter Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
($ in millions, except per share amounts)	2006	2005	Change	2006	2005	Change
Consolidated Company
Revenues	$2,758	$2,592	6%	$11,417	$10,017	14%
Net Earnings	$622	$639	(3%)	$2,675	$2,528	6%
Diluted EPS	$1.01	$1.03	(2%)	$4.30	$4.11	5%
Total Assets ($ in billions)	$200	$175	14%
Key Segment Pre-tax Earnings
Mortgage Banking	$453	$434	4%	$2,062	$2,435	(15%)
Banking	$343	$329	4%	$1,380	$1,074	28%
Capital Markets	$99	$133	(25%)	$554	$452	23%
Insurance	$75	$104	(27%)	$320	$184	74%
Key Operating Statistics ($ in billions)
Total Loan Fundings	$124	$135	(8%)	$468	$499	(6%)
Ending Loan Servicing Portfolio	$1,298	$1,111	17%
Ending Assets of Banking Operations	$83	$73	13%

“Countrywide delivered strong results again in 2006,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.  “In the face of a challenging environment which included flat and inverted yield curve conditions, home price depreciation, slowing home sales, declining production volumes, and pressure on credit quality, Countrywide set a new record for annual diluted earnings per share.  While our total loan production declined six percent, our performance outpaced the industry.  Production margins dropped only modestly despite the very competitive pricing environment we faced in 2006.  Our servicing portfolio continued its uninterrupted growth to $1.3 trillion, despite high prepayments among ARM borrowers and slowing production volume.  Pre-tax earnings for our Banking segment increased 28 percent, establishing a new earnings record at $1.4 billion.   Furthermore, Banking Operations’ assets grew by 13 percent.  Our Capital Markets business also set new records for pre-tax earnings and securities trading volume at $554 million and $3.8 trillion, respectively.  Our Insurance segment set a new benchmark as well, generating $320 million in pre-tax earnings for 2006.

Investor Relations

4500 Park Granada • Calabasas, CA 91302 • 818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, NA, are Equal Housing Lenders. ©2002 Countrywide Financial Corporation. Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

“The Company made progress in its expense management campaign throughout the second half of the year and we continue to focus on further efficiency and productivity improvements.  Additionally, Countrywide continues to focus on capital optimization.  During the fourth quarter, the Company entered into an accelerated share repurchase agreement with a dealer in which we repurchased 38.6 million shares that were subsequently retired.  The share repurchase program was financed largely through the issuance of $1.5 billion in high equity content debt securities, and had a net positive effect of $0.02 per diluted share for 2006.

“I want to take this opportunity to thank all of our employees for their effort and dedication this past year in assuring that Countrywide continues on its mission of making a positive difference in the lives of American families and in maintaining our industry leadership position.  This was clearly a challenging twelve months but our team again rose to the occasion, making this the most successful year in our thirty-seven year history.  Our combined efforts have delivered a 36 percent compound annual growth rate in net earnings over the past five years, and a 26 percent compound annual growth rate over the past 10 years.  And, as a result of this performance, our total return to shareholders has been 340 percent over the past five years and 561 percent over the past 10 years, outpacing the S&P 500’s performance of 35 percent and 124 percent, respectively.

“Looking ahead to 2007, the industry will likely see continued pressure on margins as mortgage origination volumes decline and industry capacity is rationalized.  We are also preparing for increased borrower delinquencies and continued credit deterioration.  We believe, however, that 2007 will likely be the trough year of the current housing cycle and that 2008 should represent the beginning of upward trends associated with the next cycle.  As we have said in the past, it is our view that the most relevant way to measure performance and growth in our industry and in our business is to view performance from business cycle to business cycle rather than year over year.  This is how Countrywide manages its franchise and we are well positioned and extremely optimistic about our prospects to continue generating growth and superior returns over future cycles.”

BUSINESS SEGMENT PERFORMANCE

Mortgage Banking

The table below highlights the Mortgage Banking segment’s financial performance for the fourth quarter and twelve months of 2006:

Table 2

Mortgage Banking Pre-tax Earnings

	Quarter Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
($ in millions)	2006	2005	Change	2006	2005	Change
Pre-tax Earnings (1)
Production	$421	$102	314%	$1,311	$1,659	(21%)
Servicing	9	306	(97%)	660	670	(1%)
Closing Services	23	26	(12%)	91	105	(13%)
Total Mortgage Banking	$453	$434	4%	$2,062	$2,435	(15%)
% Contribution to total pre-tax earnings	46%	43%		48%	59%

(1) Numbers may not total exactly due to rounding

Mortgage Banking segment pre-tax earnings increased 4 percent for the quarter, but were down 15 percent for the year when compared to the same periods a year ago.  The year-over-year quarterly increase was primarily the result of an increase in the Loan Production sector.  For the twelve months, the decrease in Mortgage Banking segment pre-tax earnings was the result of declines in all three sectors.

Loan Production

The Loan Production sector is comprised of the following distribution channels: prime and nonprime consumer-direct lending through Countrywide Home Loans’ 999-branch retail system, call center operations and the Internet; wholesale lending through a network of mortgage brokers; correspondent lending which buys closed loans from other financial institutions such as independent mortgage companies, commercial banks, savings and loans and credit unions. The sector also includes the mortgage banking activities of Countrywide Bank.

Overall quarterly Loan Production sector margins on both a sequential and year-over-year basis are detailed below:

Table 3

Loan Production Sector
Pre-tax Earnings

	Quarter Ended
	Dec. 31,		Sept. 30,		Dec. 31,
($ in millions)	2006	%(1)	2006	%(1)	2005	%(1)
Gain on sale of loans	$1,263	1.07%	$1,166	1.10%	$876	0.75%
Net warehouse spread	136	0.12%	155	0.14%	134	0.11%
Miscellaneous income	90	0.08%	92	0.09%	56	0.05%
Total revenues	1,489	1.27%	1,413	1.33%	1,066	0.91%
Operating expenses	(944)	(0.80%)	(979)	(0.92%)	(840)	(0.72%)
Allocated corporate expenses	(124)	(0.11%)	(153)	(0.15%)	(124)	(0.10%)
Total expenses	(1,068)	(0.91%)	(1,132)	(1.07%)	(964)	(0.82%)

Total Loan Production sector pre-tax earnings	$421	0.36%	$281	0.26%	$102	0.09%

Total Mortgage Banking loan funding volume	$117,745		$106,252		$116,887

(1) Percentage based on loan funding volume

Pre-tax earnings for the Loan Production sector increased from the third quarter of 2006 primarily as a result of a $98 million increase in gain-on-sale revenue which is detailed in Table 5 below.  This was also aided by a decrease in operating expenses, despite an 11 percent increase in mortgage banking loan funding volume.

Compared to the fourth quarter of 2005, Loan Production sector pre-tax earnings growth was driven by significantly higher gain-on-sale revenue, both in terms of absolute dollars and as a percentage of production.  This was partially offset by an increase in costs that resulted from the Company’s continued investment in growing the loan sales force and branch distribution network.

Table 4

Loan Production Sector
Pre-tax Earnings (1)

	Year Ended
	Dec. 31,		Dec. 31,
($ in millions)	2006	%(2)	2005	%(2)
Gain on sale of loans	$4,898	1.16%	$4,301	1.01%
Net warehouse spread	511	0.12%	607	0.14%
Miscellaneous income	317	0.08%	232	0.05%
Total revenues	5,726	1.36%	5,139	1.20%
Operating expenses	(3,859)	(0.92%)	(3,070)	(0.71%)
Allocated corporate expenses	(556)	(0.13%)	(410)	(0.10%)
Total expenses	(4,415)	(1.05%)	(3,480)	(0.81%)

Total Loan Production sector pre-tax earnings	$1,311	0.31%	$1,659	0.39%

Total Mortgage Banking loan funding volume	$421,084		$427,916

(1) Numbers may not total exactly due to rounding

(2) Percentage based on loan funding volume

For the full year of 2006, Loan Production sector pre-tax earnings decreased primarily as a result of an increase in expenses, partially offset by an improvement in gain on sale.

Table 5

Loan Production Sector Gain on Sale (1)

	Quarter Ended
	Dec. 31,	Sept. 30,	Dec. 31,
($ in millions)	2006	2006	2005
Prime
Production	$98,603	$87,713	$96,558
Loans sold	$93,620	$84,656	$93,742
Gain on sale (“GOS”)	$866	$847	$606
GOS as % of loans sold	0.93%	1.00%	0.65%

Nonprime
Production	$9,146	$9,336	$10,833
Loans sold	$8,723	$10,585	$12,251
GOS	$211	$144	$139
GOS as % of loans sold	2.41%	1.36%	1.14%

Home Equity
Production	$9,996	$9,203	$9,496

Initial securitization/sale
Loans sold	$6,811	$10,856	$7,025
GOS	$152	$138	$97
GOS as % of loans sold	2.23%	1.27%	1.38%

Subsequent draws
Loans sold	$1,105	$1,022	$916
GOS	$35	$37	$33
GOS as % of loans sold	3.14%	3.64%	3.63%

Total production	$117,745	$106,252	$116,887
Total loans sold	$110,260	$107,119	$113,933
Total GOS	$1,263	$1,166	$876
Total GOS as % of loans sold	1.15%	1.09%	0.77%
Total GOS as % of loans produced	1.07%	1.10%	0.75%

(1) Numbers may not be exact due to rounding

For the fourth quarter of 2006, overall gain-on-sale margins as a percentage of loans sold increased 6 basis points from the prior quarter to 115 basis points.  This increase resulted from increases in the nonprime and home equity product categories, partially offset by a 7 basis point decline in prime margins.  Prime margins declined between the third and fourth quarters primarily as a result of a decrease in higher-margin pay-option ARM production and sales, as well as a mix shift to the lower margin correspondent channel.  Nonprime and home equity margins increased between the third and fourth quarters as a result of lower credit enhancement costs, a favorable shift in the mix of product types sold and improved execution in the secondary market.  Additionally, there are ongoing timing mismatches that occur wherein losses and gains from the sale of loans, and offsetting hedging gains and losses of the related loans were or will be recognized in different periods because the inventory of nonprime and home equity loans do not qualify for hedge accounting pursuant to SFAS 133.  As it relates to nonprime and home equity loans in the fourth quarter of 2006, hedge losses were recorded in the third quarter and higher gain on sale was recorded in the fourth quarter and hence the sequential quarter gain on sale comparison was positively impacted for both nonprime and home equity.

Table 6

Loan Production Sector Gain on Sale (1)

	Year Ended
	Dec. 31,	Dec. 31,
($ in millions)	2006	2005
Prime
Production	$344,370	$354,493
Loans sold	$333,628	$340,483
Gain on sale (“GOS”)	$3,583	$2,787
GOS as % of loans sold	1.07%	0.82%

Nonprime
Production	$36,752	$40,089
Loans sold	$38,294	$43,774
GOS	$704	$882
GOS as % of loans sold	1.84%	2.01%

Home Equity
Production	$39,962	$33,334

Initial securitization/sale
Loans sold	$26,812	$24,258
GOS	$459	$510
GOS as % of loans sold	1.71%	2.10%

Subsequent draws
Loans sold	$4,301	$3,332
GOS	$152	$122
GOS as % of loans sold	3.52%	3.65%

Total production	$421,084	$427,916
Total loans sold	$403,035	$411,848
Total GOS	$4,898	$4,301
Total GOS as % of loans sold	1.22%	1.04%
Total GOS as % of loans produced	1.16%	1.01%

(1) Numbers may not be exact due to rounding

For the full 2006 year, overall gain-on-sale margins as a percentage of loans sold increased 18 basis points from the prior year to 122 basis points.  This increase resulted from improved gain-on-sale margins in prime loans, which primarily resulted from improved secondary market execution on pay- option ARM loans in 2006.  Nonprime and Home Equity margins declined primarily due to competitive market conditions.

Loan Servicing

The Loan Servicing sector reflects the performance of mortgage servicing rights (MSRs) and retained interests associated with Countrywide’s owned servicing portfolio.  Since MSRs generally perform best in higher interest rate environments, management expects that earnings from these assets will, over the various cycles, act as a natural counter-balance to earnings from the Loan Production sector, which typically performs best in lower interest rate environments.  Countrywide also manages a financial hedge within the Loan Servicing sector to further mitigate any negative impact of valuation changes in MSRs and retained interests.

The Loan Servicing sector’s income statement and key operational metrics are displayed below:

Table 7

Loan Servicing Sector Pre-tax Earnings (1)

	Quarter Ended
	Dec. 31,		Dec. 31,
($ in millions)	2006	% (2)	2005	% (2)
Servicing fees, net of guarantee fees	$1,010	0.321%	$887	0.331%
Miscellaneous fees	198	0.063%	141	0.053%
Income from retained interests	127	0.040%	123	0.046%
Escrow balance income	240	0.076%	140	0.052%
Realization of expected MSR cash flows	(880)	(0.279%)	—	—
Amortization of MSRs	—	—	(680)	(0.254%)
Operating revenues	696	0.221%	610	0.228%

Direct expenses	(188)	(0.060%)	(154)	(0.057%)
Allocated corporate expenses	(20)	(0.006%)	(18)	(0.007%)
Total expenses	(208)	(0.066%)	(172)	(0.064%)

Operating earnings	488	0.155%	438	0.164%

Interest expense	(218)	(0.069%)	(85)	(0.032%)

Change in fair value of MSRs	(48)	(0.015%)	—	—
Recovery of MSRs	—	—	301	0.112%
Impairment of retained interests	(73)	(0.023%)	(68)	(0.025%)
Servicing hedge losses	(141)	(0.045%)	(281)	(0.105%)
Valuation changes, net of servicing hedge	(262)	(0.083%)	(47)	(0.018%)

Total Loan Servicing sector pre-tax earnings	$9	0.003%	$306	0.114%

Average servicing portfolio ($ in billions)	$1,261		$1,070

MSR portfolio capitalization rate	1.38%		1.29%

(1) Numbers may not total exactly due to rounding

(2) Percentage based on average servicing portfolio; computation is annualized

Quarterly Loan Servicing sector pre-tax earnings decreased year over year as a result of both a negative swing of $215 million in the net valuation changes of MSRs and retained interests and a $132 million increase in interest expense. The primary sources of the negative valuation movement were the increased investor yield requirements (wider option adjusted spreads) and the impact of higher delinquencies on residual valuations.  The increase in interest expense primarily resulted from higher prevailing interest rates on a larger servicing asset as well as increased leverage in the Servicing sector stemming from the issuance of the $1.5 billion high-equity content debt securities that took place in the fourth quarter of 2006 in connection with Countrywide’s share repurchase program.

Delinquencies in the servicing portfolio were 5.02 percent at December 31, 2006, which compares to 4.61 percent at December 31, 2005.  Foreclosures in the servicing portfolio were 65 basis points at December 31, 2006, which compares to 44 basis points at December 31, 2005.  The year-over-year increase in delinquencies and foreclosures is primarily the result of portfolio seasoning, product mix and changing economic and housing market conditions.  The weighted average age of the loans in the portfolio at December 31, 2006 was 22 months, while the age at December 31, 2005 was 19 months.

The Company believes its asset valuations and reserves for credit losses are appropriate for the increase in delinquencies.

Table 8

Loan Servicing Sector Pre-tax Earnings (1)

	Year Ended
	Dec. 31,		Dec. 31,
($ in millions)	2006	% (2)	2005	% (2)
Servicing fees, net of guarantee fees	$3,804	0.320%	$3,194	0.333%
Miscellaneous fees	645	0.054%	509	0.053%
Income from retained interests	513	0.043%	456	0.048%
Escrow balance income	846	0.071%	367	0.038%
Realization of expected MSR cash flows	(3,193)	(0.268%)	—	—
Amortization of MSRs	—	—	(2,288)	(0.238%)
Operating revenues	2,616	0.220%	2,237	0.234%

Direct expenses	(743)	(0.062%)	(648)	(0.067%)
Allocated corporate expenses	(86)	(0.007%)	(65)	(0.007%)
Total expenses	(829)	(0.069%)	(713)	(0.074%)

Operating earnings	1,787	0.151%	1,525	0.160%

Interest expense	(663)	(0.056%)	(354)	(0.037%)

Change in fair value of MSRs	432	0.036%	—	—
Recovery of MSRs	—	—	388	0.040%
Impairment of retained interests	(282)	(0.024%)	(366)	(0.038%)
Servicing hedge losses	(614)	(0.051%)	(523)	(0.055%)
Valuation changes, net of servicing hedge	(464)	(0.039%)	(501)	(0.053%)

Total Loan Servicing sector pre-tax earnings	$660	0.056%	$670	0.070%

Average servicing portfolio ($ in billions)	$1,188		$960

(1) Numbers may not total exactly due to rounding

(2) Percentage based on average servicing portfolio

For the twelve months of 2006, Loan Servicing sector pre-tax earnings declined modestly as a result of increased interest expense partially offset by increased operating earnings resulting from the larger servicing portfolio. The increase in interest expense was driven primarily by the overall increase in servicing assets combined with an increase in interest rates which drove up the Company’s financing costs.

Loan Closing Services

Loan Closing Services are offered through Countrywide’s LandSafe companies, which primarily provide credit reports, appraisals and flood determinations.  The LandSafe companies’ quarterly and annual pre-tax earnings decreased from the prior year, primarily as a result of a decrease in fundings.

BANKING

The Banking segment includes the fee and investment activities of Countrywide Bank, N.A. (“Banking Operations”) and Countrywide Warehouse Lending, a provider of mortgage inventory financing to independent mortgage bankers.  Countrywide Bank (“Bank”) provides Countrywide with expanded product capabilities, a low cost source of funds, liquidity, and portfolio lending capabilities that result in substantial recurring earnings.  The Bank invests primarily in high-quality residential mortgage loans sourced from the Loan Production sector and the secondary market.  It funds these assets through its retail deposit franchise, which is comprised of an expanding national financial center network of 99 locations (most of which are located in existing Countrywide retail offices), call centers, and Internet presence.  The Bank also leverages its deposit base through a variety of wholesale funding activities.

Key financial and operational results for the Banking segment as well as the Banking Operations sector are noted in Tables 9 and 10 below with additional details in tables at the end of this release:

Table 9

Banking Segment Pre-tax Earnings

	Quarter Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
($ in millions)	2006	2005	Change	2006	2005	Change
Banking Operations	$346	$314	10%	$1,384	$1,017	36%
Countrywide Warehouse Lending	13	24	(47%)	56	90	(38%)
Allocated corporate expenses	(16)	(9)	76%	(60)	(33)	83%
Total Banking segment pre-tax earnings	$343	$329	4%	$1,380	$1,074	28%

Table 10

Banking Operations Pre-tax Earnings (1)

	Quarter Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
($ in millions)	2006	2005	Change	2006	2005	Change
Net interest income	$480	$377	27%	$1,796	$1,281	40%
Provision for loan losses	(63)	(10)	516%	(154)	(82)	89%
Non-interest income	38	40	(6%)	148	148	0%
Non-interest expense	(109)	(94)	16%	(405)	(330)	23%
Total Banking Operations pre-tax earnings	$346	$314	10%	$1,384	$1,017	36%

(1) Numbers may not total exactly due to rounding

Banking segment quarterly pre-tax earnings increased 4 percent year over year, driven by a 10 percent increase in Banking Operations earnings.  The increase in earnings for Banking Operations in the fourth quarter of 2006 was driven by a $10 billion increase in interest-earning assets, combined with a 24 basis point increase in the net interest margin (NIM) when compared to the same period a year ago.  The NIM increased from last year primarily as a result of the reduced impact of introductory teaser rates as significantly fewer pay-option ARM loans were added to the portfolio in the fourth quarter of 2006 than in the year-ago quarter and a smaller impact of the lag in repricing the Bank’s loan portfolio compared to its deposits, as the spread between the LIBOR and MTA indices narrowed.

The NIM increase was partially offset by a $53 million increase in the provision for loan losses to $63 million for the fourth quarter of 2006.   The provision rose year over year primarily due to increased delinquencies.  Delinquencies (90+ days) at December 31, 2006 were 67 basis points, an increase from 24 basis points at December 31, 2005, reflecting prevailing real estate market and economic conditions and the seasoning of the Bank’s loan portfolio.  The allowance for loan losses was $229 million at December 31, 2006 as compared to $103 million at December 31, 2005. Non-interest expense increased $15.3 million from the fourth quarter last year to $109 million for the fourth quarter of 2006.  The increase in non-interest expense primarily resulted from increased costs of mortgage insurance.

Asset growth year over year was 13 percent for 2006 versus year-over-year growth of 78 percent for 2005.  The Company’s strategic plan calls for continued long-term growth in the Bank’s assets, although asset growth in any given period could materially vary based on a number of factors.  These factors include general mortgage market conditions, the availability of assets which meet yield and credit criteria of the Bank, secondary market execution alternatives and the Company’s capital and earnings considerations.  The Bank has invested in new business lines to supplement its current residential mortgage operations, as evidenced by the recent introduction of its Commercial Real Estate portfolio lending, and its Reverse Mortgage and Builder Finance lending units, which are all expected to contribute to the Bank’s earnings in 2007.

For the twelve months, pre-tax earnings rose 28 percent for the Banking segment, driven by a 36 percent increase in earnings from Banking Operations.  Earnings in Banking Operations increased as a result of a 31 percent increase in interest-earning assets, as well as a 14 basis point expansion in the NIM to 2.25 percent.  The NIM increased primarily as a result of a reduction in the teaser rate impact, together with favorable product/spread mix changes.  The benefit from the mix changes was somewhat offset by the lag between the LIBOR and MTA indices.  The NIM increase was partially offset by a $72.4 million increase in the loan loss provision for the reasons discussed above, as well as an increase in non-interest expense.  The increase in non-interest expense primarily resulted from costs to support new product initiatives and additional financial centers, fulfillment and other expenses associated with portfolio growth, as well as increased cost of mortgage insurance.

The Bank has taken steps in recent years to credit enhance its investment loan portfolio by acquiring supplemental mortgage insurance coverage.  Prior to 2006, such coverage provided protection on second lien mortgages only. During 2006, coverage on certain first lien pay-option ARM loans was purchased as well. As of December 31, 2006, $9.1 billion of the residential lending portfolio of the Bank, representing 13 percent of its total loan portfolio, is covered by supplemental mortgage insurance on specified pools of loans.  The maximum coverage available under these policies is $500 million.  The Bank is also in the process of closing pool insurance transactions covering an additional $10.2 billion in loans.  The Company anticipates these transactions will be finalized in the first quarter of 2007.

In addition to this, the Bank has $3.5 billion of loans in its investment portfolio, representing 5 percent of the total, covered by borrower-paid mortgage insurance.  The maximum coverage available under the borrower-paid mortgage insurance is $0.9 billion.

CAPITAL MARKETS

The Capital Markets segment includes a registered securities broker-dealer, a distressed-asset manager and a commercial real estate finance group.  Financial results for the Capital Markets segment are noted below with operational metrics in the tables at the end of this release:

Table 11

Capital Markets Segment

Pre-tax Earnings (1)

	Quarter Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
($ in millions)	2006	2005	Change	2006	2005	Change
Revenues
Conduit	$47	$80	(42%)	$395	$301	31%
Underwriting	73	81	(10%)	295	272	8%
Securities trading	29	25	16%	114	93	23%
Commercial real estate	34	23	49%	104	67	55%
Brokering	11	14	(24%)	37	36	3%
Other	21	14	49%	49	29	67%
Total revenues	214	237	(10%)	993	798	24%
Expenses
Operating expenses	107	102	5%	410	333	23%
Allocated corporate expenses	8	3	179%	29	14	114%
Total expenses	115	105	10%	440	347	27%

Total Capital Markets segment pre-tax earnings	$99	$133	(25%)	$554	$452	23%

(1) Numbers may not total exactly due to rounding

Quarterly pre-tax earnings for the Capital Markets segment decreased $33 million from the fourth quarter last year, primarily a result of lower conduit and underwriting revenues.  For the twelve months, pre-tax earnings in the Capital Markets segment rose $102 million over last year to $554 million, fueled by a $93 million increase in conduit revenues, a $23 million increase in underwriting revenues and a $37 million increase in commercial real estate revenues.

INSURANCE

Countrywide’s Insurance segment includes Balboa Insurance Group, whose companies are national providers of property, life and casualty insurance; and Balboa Reinsurance Company, a captive mortgage reinsurance company. Financial results for the Insurance segment are noted below with operational metrics in the tables at the end of this release:

Table 12

Insurance Segment Pre-tax Earnings (1)

	Quarter Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
($ in millions)	2006	2005	Change	2006	2005	Change
Balboa Reinsurance Company	$56	$58	(3%)	$216	$179	21%
Balboa Life & Casualty	29	49	(42%)	138	24	481%
Allocated corporate expenses	(10)	(4)	144%	(34)	(19)	80%
Total Insurance segment pre-tax earnings	$75	$104	(27%)	$320	$184	74%

(1) Numbers may not total exactly due to rounding

For the fourth quarter of 2006, Insurance segment pre-tax results declined $28 million year over year.  This decline resulted from a $21 million earnings decrease at Balboa Life & Casualty.

For the twelve months, pre-tax earnings in the Insurance segment rose 74 percent from last year to $320 million.  This year-over-year improvement is primarily fueled by an increase in earnings at Balboa Life & Casualty, which benefited from fewer catastrophe losses in 2006 as compared to 2005, as well as 23 percent growth in net premiums earned.  Balboa Reinsurance also increased its pre-tax earnings by 21 percent, driven by a 15 percent increase in the reinsurance portfolio as well as an increase in the percentage of policies earning a higher reinsurance premium.

DIVIDEND DECLARATION

Countrywide’s Board of Directors declared a dividend of $0.15 per share.  The payable date on the dividend is February 28, 2007 to stockholders of record on February 9, 2007.

OUTLOOK

Management’s outlook for 2007 contemplates that current difficult market conditions will continue.  The Company believes the industry will experience continued pressure on volumes, margins and housing prices, as well as increased defaults and foreclosures.  As a result, 2007 is anticipated to be a challenging year for the Company.  However, the Company also believes that these dynamics will result in further industry consolidation as companies either exit the business or attempt to align themselves with stronger players.  Management believes the Company is very well positioned to capitalize on these market opportunities which should strengthen Countrywide’s franchise and result in accelerated future market share and earnings growth.

EARNINGS GUIDANCE

Countrywide’s guidance for 2007 is as follows:

Table 13

	2007 Guidance
	January 30, 2007
CFC Consolidated Earnings
Diluted EPS	$3.80		to	$4.80

Market
Total mortgage market ($ in trillions)	$2.2		to	$3.0
Average 10-year U.S. Treasury yield	4.20%		to	5.20%
Average 3-month LIBOR	4.60%		to	5.80%

Production
Company-wide loan origination volume ($ in billions) (1)	$375		to	$525
Loan production sector pre-tax margins (2)	15	bps	to	35	bps

Servicing
Average loan servicing portfolio ($ in trillions) (3)	$1.3		to	$1.4
Loan servicing sector pre-tax margins, net hedge	3	bps	to	8	bps

(1) Includes production from the Mortgage Banking, Banking and Capital Markets segments

(2) Denominator is based on company-wide loan origination volume

(3) Total portfolio, including retained servicing, inventory, Bank portfolio and subservicing

The earnings estimates and assumptions and other projections provided in this press release should be considered forward-looking statements and readers are directed to the information contained in the disclaimer provided herein.

Conference Call

Countrywide will host a live conference call to discuss quarterly results today at 12:00 pm Eastern.  The dial-in number for the live conference call is (800) 230-1951 (U.S.) or (612) 332-0335 (International).  The management discussion will be available for replay through midnight Pacific on Tuesday, February 13, 2007.  The replay dial-in numbers and access code are (800) 475-6701 (U.S.) / (320) 365-3844 (International) and 858014, respectively.

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.  This press release does not constitute an offer of any securities for sale.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; increases in the delinquency rates of borrowers; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

(tables follow)

COUNTRYWIDE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS

	Quarters Ended			Years Ended
	December 31,		%	December 31,		%
(in thousands, except per share data)	2006	2005	Change	2006	2005	Change
	(unaudited)			(unaudited)	(audited)
Revenues
Gain on sale of loans and securities	$1,419,318	$1,069,628	33%	$5,681,847	$4,861,780	17%
Interest income	3,328,545	2,472,290	35%	12,056,043	7,970,045	51%
Interest expense	(2,590,063)	(1,802,260)	44%	(9,133,682)	(5,616,425)	63%
Net interest income	738,482	670,030	10%	2,922,361	2,353,620	24%
Provision for loan losses	(70,815)	(24,128)	193%	(233,847)	(115,685)	102%
Net interest income after provision for loan losses	667,667	645,902	3%	2,688,514	2,237,935	20%
Loan servicing fees and other income from mortgage servicing rights and retained interests	1,324,963	1,186,214	12%	4,960,550	4,281,254	16%
Realization of expected cash flows from mortgage servicing rights	(879,685)	—	N/M	(3,193,740)	—	N/M
Amortization of mortgage servicing rights	—	(680,443)	N/M	—	(2,288,354)	N/M
Change in fair value of mortgage servicing rights	(47,722)	—	N/M	432,241	—	N/M
Recovery of mortgage servicing rights	—	301,393	N/M	—	387,851	N/M
Impairment of retained interests	(73,677)	(68,110)	8%	(284,690)	(364,506)	(22%)
Servicing hedge losses	(141,115)	(280,703)	(50%)	(613,706)	(523,078)	17%
Net loan servicing fees and other income from mortgage servicing rights and retained interests	182,764	458,351	(60%)	1,300,655	1,493,167	(13%)
Net insurance premiums earned	306,640	298,572	3%	1,171,433	953,647	23%
Other	182,080	119,809	52%	574,679	470,179	22%
Total revenues	2,758,469	2,592,262	6%	11,417,128	10,016,708	14%
Expenses
Compensation	1,016,559	990,247	3%	4,373,985	3,615,483	21%
Occupancy and other office	265,845	237,624	12%	1,030,164	879,680	17%
Insurance claims	120,336	93,105	29%	449,138	441,584	2%
Advertising and promotion	65,781	63,977	3%	260,652	229,183	14%
Other	305,411	195,099	57%	969,054	703,012	38%
Total expenses	1,773,932	1,580,052	12%	7,082,993	5,868,942	21%
Earnings before income taxes	984,537	1,012,210	(3%)	4,334,135	4,147,766	4%
Provision for income taxes	362,956	373,315	(3%)	1,659,289	1,619,676	2%
NET EARNINGS	$621,581	$638,895	(3%)	$2,674,846	$2,528,090	6%

Earnings per Share:
Basic	$1.04	$1.07	(3%)	$4.42	$4.28	3%
Diluted	$1.01	$1.03	(2%)	$4.30	$4.11	5%

Weighted Average Shares Outstanding:
Basic	598,940	597,865	0%	605,143	590,982	2%
Diluted	614,482	617,493	0%	622,298	615,873	1%

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COUNTRYWIDE FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,	%
(in thousands, except share data)	2006	2005	Change
	(unaudited)	(audited)
Assets
Cash	$1,407,000	$1,031,108	36%
Mortgage loans held for sale	31,272,630	36,808,185	(15%)
Trading securities owned, at fair value	20,036,668	10,314,384	94%
Trading securities pledged as collateral, at fair value	1,465,517	668,189	119%
Securities purchased under agreements to resell, securities borrowed and federal funds sold	27,269,897	23,317,361	17%
Loans held for investment, net of allowance for loan losses of $261,054 and $189,201, respectively	78,085,757	69,865,447	12%
Investments in other financial instruments, at fair value	12,769,451	11,260,725	13%
Mortgage servicing rights, at fair value	16,172,064	—	N/M
Mortgage servicing rights, net	—	12,610,839	N/M
Premises and equipment, net	1,625,456	1,279,659	27%
Other assets	9,841,790	7,929,473	24%

Total assets	$199,946,230	$175,085,370	14%

Liabilities
Deposit liabilities	$55,578,682	$39,438,916	41%
Securities sold under agreements to repurchase and federal funds purchased	42,113,501	34,153,205	23%
Trading securities sold, not yet purchased, at fair value	3,325,249	2,285,171	46%
Notes payable	71,487,584	76,187,886	(6%)
Accounts payable and accrued liabilities	8,187,605	6,358,158	29%
Income taxes payable	4,935,763	3,846,174	28%

Total liabilities	185,628,384	162,269,510	14%

Commitments and contingencies	—	—	—

Shareholders’ Equity
Preferred stock - authorized, 1,500,000 shares of $0.05 par value; none issued and outstanding	—	—	—
Common stock - authorized, 1,000,000,000 shares of $0.05 par value; issued, 585,466,719 shares and 600,169,268 shares at December 31, 2006 and 2005, respectively; outstanding, 585,182,298 shares and 600,030,686 shares at December 31, 2006 and 2005, respectively	29,273	30,008	(2%)
Additional paid-in capital	2,154,438	2,954,019	(27%)
Accumulated other comprehensive (loss) income	(17,556)	61,114	N/M
Retained earnings	12,151,691	9,770,719	24%

Total shareholders’ equity	14,317,846	12,815,860	12%

Total liabilities and shareholders’ equity	$199,946,230	$175,085,370	14%

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COUNTRYWIDE FINANCIAL CORPORATION
LOANS HELD FOR INVESTMENT, NET, OTHER ASSETS AND
MORTGAGE SERVICING RIGHTS

	December 31,	December 31,	%
(in thousands)	2006	2005	Change
	(unaudited)	(audited)
Loans Held for Investment, Net
Mortgage loans	$72,212,106	$63,780,980	13%
Warehouse lending advances secured by mortgage loans	3,185,248	3,943,046	(19%)
Defaulted FHA-insured and VA-guaranteed loans repurchased from securities	1,760,484	1,392,398	26%
	77,157,838	69,116,424	12%
Purchase premiums and discounts, and deferred loan origination fees and costs, net	1,188,973	938,224	27%
Allowance for loan losses	(261,054)	(189,201)	38%

Total loans held for investment, net	$78,085,757	$69,865,447	12%

Other Assets
Reimbursable servicing advances, net	$2,121,486	$2,124,317	0%
Securities broker-dealer receivables	1,605,502	392,847	309%
Investments in Federal Reserve Bank and Federal Home Loan Bank stock	1,433,070	1,334,100	7%
Interest receivable	997,854	777,966	28%
Receivables from custodial accounts	719,048	629,075	14%
Capitalized software, net	367,055	331,454	11%
Prepaid expenses	320,597	187,377	71%
Cash surrender value of assets held in trust for deferred compensation plans	319,864	224,884	42%
Receivables from sale of securities	284,177	325,327	(13%)
Real estate acquired in settlement of loans	251,163	110,499	127%
Restricted cash	238,930	252,285	(5%)
Derivative margin accounts	118,254	296,005	(60%)
Other assets	1,064,790	943,337	13%

Total other assets	$9,841,790	$7,929,473	24%

Mortgage Servicing Rights
Balance at December 31, 2005, net of impairment reserve	$12,610,839
Remeasurement to fair value upon adoption of SFAS 156	109,916
Balance at January 1, 2006, at fair value	12,720,755
Additions:
Servicing resulting from transfers of financial assets	6,063,170
Purchases of servicing assets	149,638
	6,212,808
Change in fair value:
Due to changes in valuation inputs or assumptions used in valuation model (1)	432,241
Other changes in fair value (2)	(3,193,740)

Balance at December 31, 2006, at fair value	$16,172,064

(1)                                  Mostly reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(2)                                  Represents changes due to realization of expected cash flows.

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COUNTRYWIDE FINANCIAL CORPORATION
INVESTMENTS IN OTHER FINANCIAL INSTRUMENTS

	December 31,	December 31,	%
(in thousands)	2006	2005	Change
	(unaudited)	(audited)
Investments in Other Financial Instruments, at Fair Value
Available-for-sale securities:
Mortgage-backed securities	$7,007,786	$6,866,520	2%
Obligations of U.S. Government-sponsored enterprises	776,717	547,715	42%
Municipal bonds	412,886	369,748	12%
U.S. Treasury securities	168,313	144,951	16%
Other	2,858	3,109	(8%)

Subtotal	8,368,560	7,932,043	6%

Interests retained in securitization accounted for as available-for-sale securities:
Prime interest-only and principal-only securities	279,375	323,368	(14%)
Nonprime residual securities	147,703	206,033	(28%)
Prime home equity line of credit transferor’s interest	144,346	158,416	(9%)
Prepayment penalty bonds	52,697	112,492	(53%)
Prime home equity residual securities	40,766	124,377	(67%)
Prime home equity interest-only securities	7,021	15,136	(54%)
Prime residual securities	6,477	21,383	(70%)
Nonprime interest-only securities	3,757	9,455	(60%)
Subordinated mortgage-backed pass-through securities	1,382	2,059	(33%)
Total interests retained in securitization accounted for as available-for-sale securities	683,524	972,719	(30%)

Total available-for-sale securities	9,052,084	8,904,762	2%

Interests retained in securitization accounted for as trading securities:
Prime home equity residual securities	737,808	757,762	(3%)
Prime home equity line of credit transferor’s interest	553,701	95,514	480%
Prime interest-only and principal-only securities	549,635	180,216	205%
Nonprime residual securities	374,139	341,106	10%
Prepayment penalty bonds	90,666	—	N/M
Prime residual securities	26,145	43,244	(40%)
Prime home equity interest-only securities	22,467	—	N/M
Interest rate swaps	2,490	782	218%
Total interests retained in securitization accounted for as trading securities	2,357,051	1,418,624	66%

Hedging instruments and mortgage pipeline derivatives:
Mortgage servicing related	837,908	741,156	13%
Notes payable related	444,342	107,085	315%
Mortgage loans held for sale and pipeline related	78,066	89,098	(12%)
Total investments in other financial instruments	$12,769,451	$11,260,725	13%

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COUNTRYWIDE FINANCIAL CORPORATION
SELECTED OPERATING DATA
(Unaudited)

	Quarters Ended			Years Ended
	December 31,		%	December 31,		%
(dollar amounts in millions)	2006	2005	Change	2006	2005	Change
Production by segment:
Mortgage Banking	$117,745	$116,887	1%	$421,084	$427,916	(2%)
Capital Markets—conduit acquisitions	2,716	8,629	(69%)	17,658	21,028	(16%)
Banking Operations	1,443	8,252	(83%)	23,759	46,432	(49%)
Total Mortgage Loan Fundings	121,904	133,768	(9%)	462,501	495,376	(7%)
Commercial real estate	2,362	1,516	56%	5,671	3,925	44%
Total Loan Fundings	$124,266	$135,284	(8%)	$468,172	$499,301	(6%)

Number of loans produced	642,858	701,671	(8%)	2,507,051	2,730,132	(8%)

Loan closing services (units):
Number of credit reports, flood determinations, appraisals, automated property valuation services, title reports, default title orders, other title and escrow services, and home inspections	5,391,256	5,273,624	2%	22,930,682	21,975,720	4%

	December 31,		%
	2006	2005	Change
Mortgage loan pipeline
(loans-in-process)	$57,217	$59,651	(4%)

Loan servicing portfolio (1)	$1,298,394	$1,111,090	17%

Number of loans serviced (1)	8,198,873	7,431,949	10%

MSR portfolio (2)	$1,174,874	$979,204	20%

Assets of Banking Operations
(in billions)	$83	$73	13%

(1)                                  Includes loans held for sale, loans held for investment and loans serviced for others, including those under subservicing agreements.

(2)                                  Represents loan servicing portfolio reduced by loans held for sale, loans held for investment and subservicing.

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COUNTRYWIDE FINANCIAL CORPORATION

QUARTERLY SEGMENT ANALYSIS

(Unaudited)

	Quarter Ended December 31, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$1,263,360	$(5)	$—	$1,263,355	$—	$140,758	$—	$—	$15,205	$1,419,318
Net interest income after provision for loan losses	135,673	22,847	3,025	161,545	433,250	54,292	15,094	1,231	2,255	667,667
Net loan servicing fees(1)	—	192,615	—	192,615	—	1,349	(339)	1	(10,862)	182,764
Net insurance premiums earned	—	—	—	—	—	—	306,640	—	—	306,640
Other revenue(2)	90,073	17,786	77,234	185,093	40,483	17,962	29,791	26,638	(117,887)	182,080
Total revenues	1,489,106	233,243	80,259	1,802,608	473,733	214,361	351,186	27,870	(111,289)	2,758,469
Expenses	1,067,608	224,596	57,078	1,349,282	130,612	115,123	276,086	15,667	(112,838)	1,773,932
Earnings before income taxes	$421,498	$8,647	$23,181	$453,326	$343,121	$99,238	$75,100	$12,203	$1,549	$984,537

	Quarter Ended December 31, 2005
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$876,043	$3,120	$—	$879,163	$—	$178,571	$—	$—	$11,894	$1,069,628
Net interest income after provision for loan losses	134,325	54,695	1,032	190,052	391,953	49,513	14,608	901	(1,125)	645,902
Net loan servicing fees(3)	—	439,447	—	439,447	—	1,200	—	25,993	(8,289)	458,351
Net insurance premiums earned	—	—	—	—	—	—	298,572	—	—	298,572
Other revenue(2)	55,977	(7,843)	70,772	118,906	46,408	7,981	10,026	37,690	(101,202)	119,809
Total revenues	1,066,345	489,419	71,804	1,627,568	438,361	237,265	323,206	64,584	(98,722)	2,592,262
Expenses	964,411	183,766	45,482	1,193,659	109,246	104,576	219,656	46,744	(93,829)	1,580,052
Earnings (loss) before income taxes	$101,934	$305,653	$26,322	$433,909	$329,115	$132,689	$103,550	$17,840	$(4,893)	$1,012,210

(1)             Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

(2)             Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.

(3)             Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, net of amortization of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

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COUNTRYWIDE FINANCIAL CORPORATION
YEAR-TO-DATE SEGMENT ANALYSIS
(Unaudited)

	Year Ended December 31, 2006
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$4,897,771	$2,630	$—	$4,900,401	$—	$717,007	$—	$—	$64,439	$5,681,847
Net interest income after provision for loan losses	511,355	182,451	9,509	703,315	1,706,957	210,544	55,248	3,670	8,780	2,688,514
Net loan servicing fees(1)	—	1,323,248	—	1,323,248	529	5,664	(1,949)	12,034	(38,871)	1,300,655
Net insurance premiums earned	—	—	—	—	—	—	1,171,433	—	—	1,171,433
Other revenue(2)	316,990	38,468	295,505	650,963	164,110	59,938	68,399	77,882	(446,613)	574,679
Total revenues	5,726,116	1,546,797	305,014	7,577,927	1,871,596	993,153	1,293,131	93,586	(412,265)	11,417,128
Expenses	4,415,221	886,776	213,531	5,515,528	491,212	439,653	972,998	64,944	(401,342)	7,082,993
Earnings (loss) before income taxes	$1,310,895	$660,021	$91,483	$2,062,399	$1,380,384	$553,500	$320,133	$28,642	$(10,923)	$4,334,135

	Year Ended December 31, 2005
	Mortgage Banking
(in thousands)	Loan Production	Loan Servicing	Closing Services	Total	Banking	Capital Markets	Insurance	Global Operations	Other	Grand Total
Revenues
Gain on sale of loans and securities	$4,300,579	$32,595	$—	$4,333,174	$(808)	$499,139	$—	$—	$30,275	$4,861,780
Net interest income after provision for loan losses	607,041	12,693	3,406	623,140	1,289,711	261,999	50,512	3,648	8,925	2,237,935
Net loan servicing fees(3)	—	1,404,149	—	1,404,149	—	4,587	5,881	108,378	(29,828)	1,493,167
Net insurance premiums earned	—	—	—	—	—	—	953,647	—	—	953,647
Other revenue(2)	231,774	(24,769)	274,240	481,245	171,963	32,526	49,501	122,016	(387,072)	470,179
Total revenues	5,139,394	1,424,668	277,646	6,841,708	1,460,866	798,251	1,059,541	234,042	(377,700)	10,016,708
Expenses	3,479,937	755,057	172,189	4,407,183	386,386	346,622	875,825	198,689	(345,763)	5,868,942
Earnings (loss) before income taxes	$1,659,457	$669,611	$105,457	$2,434,525	$1,074,480	$451,629	$183,716	$35,353	$(31,937)	$4,147,766

(1)             Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, change in fair value of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

(2)             Consists primarily of revenues from ancillary products and services, including title, escrow, appraisal, credit reporting and home inspection services and insurance agency commissions.

(3)             Consists primarily of fees earned for servicing mortgage loans, related ancillary fees and income from retained interests, net of amortization of mortgage servicing rights, recovery (impairment) of retained interests and servicing hedge gains (losses).

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COUNTRYWIDE FINANCIAL CORPORATION

BANKING OPERATIONS
PAY-OPTION LOANS HELD FOR INVESTMENT,
PRODUCTION AND ACQUISITIONS OF LOANS HELD FOR INVESTMENT AND
CREDIT QUALITY
(Unaudited)

	December 31,	December 31,
(in thousands)	2006	2005

Pay-option ARM loans held for investment:
Total pay-option ARM loan portfolio	$32,732,581	$26,101,306
Pay-option ARM loans with accumulated negative amortization:
Principal	$28,958,718	$13,963,721

Accumulated negative amortization (from original loan balance)	$653,974	$74,748

	Quarters Ended December 31,			Years Ended December 31,
(in thousands)	2006	2005	% Change	2006	2005	% Change

Interest capitalized on loans	$242,236	$69,440	249%	$723,012	$123,457	486%

	Quarters Ended December 31,			Years Ended December 31,
(in millions)	2006	2005	% Change	2006	2005	% Change

Production and bulk acquisitions of loans held for investment by channel:
Bulk Acquisitions (1)	$1,333	$638	109%	$8,196	$4,429	85%
Consumer Markets	48	2,763	(98%)	2,117	9,296	(77%)
Correspondent Lending	40	1,911	(98%)	7,302	13,529	(46%)
Wholesale Lending	22	2,940	(99%)	6,144	19,178	(68%)
Total production and purchases of loans held for investment	$1,443	$8,252	(83%)	$23,759	$46,432	(49%)

(1)             Acquisitions from third parties

	December 31, 2006		December 31, 2005
(dollar amounts in thousands)		% assets		% assets
Non-performing residential loans:
With third party credit enhancement (2)	$109,218	0.13%	$35,988	0.05%
Without third party credit enhancement	409,865	0.50%	117,954	0.16%
	519,083	0.63%	153,942	0.21%
Foreclosed real estate	27,416	0.03%	4,258	0.01%

Total non-performing assets	$546,499	0.66%	$158,200	0.22%

Allowances for credit losses	$228,692		$102,756

Allowances for credit losses as a percentage of:
Total non-performing loans		44.06%		66.75%
Total non-performing loans without third party credit enhancements		55.80%		87.12%
Total loans held for investment		0.31%		0.16%

	Year Ended December 31, 2006		Year Ended December 31, 2005
		Net charge-offs as % average investment loans		Net charge-offs as % average investment loans
Net charge-offs:	$33,718	0.05%	$6,779	0.01%

(2)             Third party credit enhancements include borrower-paid mortgage insurance and pool mortgage insurance acquired by the Banking Operations.

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COUNTRYWIDE FINANCIAL CORPORATION

BANKING OPERATIONS

SUMMARY INFORMATION, AVERAGE BALANCE SHEET AND LOAN QUALITY

(Unaudited)

Summary Information	December 31,
(dollar amounts in thousands)	2006	2005
After-tax return on average assets	1.05%	1.01%
After-tax return on average equity	15.4%	15.5%

Period end:
Total assets	$82,774,568	$73,026,606
Total equity	$6,338,382	$5,273,389
Total investment loan portfolio, net	$73,481,762	$64,279,198

Average Balance Sheet	Quarter Ended December 31, 2006			Quarter Ended December 31, 2005
		Interest			Interest
(dollar amounts	Average	Income/	Annualized	Average	Income/	Annualized
in thousands)	Balance	Expense	Yield/Rate	Balance	Expense	Yield/Rate

Interest-earning assets
Home loans
Pay-option ARMs	$34,894,570	$628,112	7.20%	$23,697,015	$320,743	5.41%
Hybrid & other 1st liens	19,773,771	273,517	5.53%	23,427,741	296,232	5.06%
Home equity loans	19,325,861	404,556	8.33%	15,121,520	287,179	7.55%
Warehouse lending advances	303,963	3,181	4.19%	—	—	0.00%
Construction loans	8,812	179	8.12%	—	—	0.00%
Other assets	7,073,563	87,132	4.81%	8,733,123	104,291	4.77%
Total interest-earning assets	$81,380,540	$1,396,677	6.84%	$70,979,399	$1,008,445	5.67%

Interest-bearing liabilities
Money market & savings deposits	$9,479,408	$125,687	5.26%	$3,951,535	$39,057	3.92%
Escrow deposits	17,235,087	224,964	5.18%	15,039,738	144,790	3.82%
Time deposits (CDs)	30,317,593	383,017	5.01%	19,931,779	197,213	3.93%
FHLB advances	15,963,099	166,539	4.14%	25,379,547	240,528	3.76%
Other borrowings	1,195,219	16,213	5.38%	871,833	9,238	4.20%
Total interest-bearing liabilities	$74,190,406	$916,420	4.90%	$65,174,432	$630,826	3.84%

Net interest spread			1.94%			1.83%
Net interest margin			2.38%			2.14%

Average Balance Sheet	Year Ended December 31, 2006			Year Ended December 31, 2005
		Interest			Interest
(dollar amounts	Average	Income/	Annualized	Average	Income/	Annualized
in thousands)	Balance	Expense	Yield/Rate	Balance	Expense	Yield/Rate

Interest-earning assets
Home loans
Pay-option ARMs	$33,157,106	$2,210,070	6.67%	$15,516,845	$703,089	4.53%
Hybrid & other 1st liens	21,286,201	1,145,354	5.38%	22,944,122	1,161,064	5.06%
Home equity loans	17,424,042	1,431,913	8.22%	14,280,048	997,126	6.98%
Warehouse lending advances	75,991	3,181	4.19%	—	—	0.00%
Construction loans	2,204	179	8.12%	—	—	0.00%
Other assets	7,802,789	391,763	5.02%	7,945,961	358,311	4.51%
Total interest-earning assets	$79,748,333	$5,182,460	6.50%	$60,686,976	$3,219,590	5.31%

Interest-bearing liabilities
Money market & savings deposits	$6,755,339	$334,134	4.95%	$2,735,107	$98,878	3.62%
Escrow deposits	15,790,741	775,484	4.91%	11,895,480	382,332	3.21%
Time deposits (CDs)	27,308,975	1,277,143	4.68%	16,204,803	585,139	3.61%
FHLB advances	21,496,353	910,281	4.23%	22,086,532	769,711	3.48%
Other borrowings	1,771,797	89,421	5.05%	3,175,166	102,390	3.22%
Total interest-bearing liabilities	$73,123,205	$3,386,463	4.63%	$56,097,088	$1,938,450	3.46%

Net interest spread			1.87%			1.85%
Net interest margin			2.25%			2.11%

	December 31, 2006			December 31, 2005
Loan Quality(1)	LTV	CLTV	FICO	LTV	CLTV	FICO
Pay-option ARMs	75%	78%	718	75%	78%	720
Hybrid & other 1st liens	74%	79%	733	75%	79%	736
Home equity loans	20%	80%	731	19%	79%	728

(1)             At time of origination; LTV=loan-to-value ratio; CLTV=combined LTV, which included second mortgages at time of origination; FICO is a commonly used credit scoring measure

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COUNTRYWIDE FINANCIAL CORPORATION

OTHER OPERATIONS

CAPITAL MARKETS SECURITIES AND INSURANCE SEGMENT

(Unaudited)

	Quarters Ended			Years Ended
	December 31,		%	December 31,		%
(in millions)	2006	2005	Change	2006	2005	Change

Capital Markets Securities Trading Volume:(1)
Mortgage-backed securities	$551,615	$438,228	26%	$2,190,008	$1,841,783	19%
U.S. Treasury securities	361,346	315,926	14%	1,326,681	1,420,217	(7%)
Asset-backed securities	36,047	50,931	(29%)	161,434	163,975	(2%)
Other	38,291	58,910	(35%)	154,777	125,508	23%
Total securities trading volume	$987,299	$863,995	14%	$3,832,900	$3,551,483	8%

(1)             Includes trades with Mortgage Banking Segment.

Insurance Segment	Quarters Ended			Years Ended
	December 31,		%	December 31,		%
(dollar amounts in thousands)	2006	2005	Change	2006	2005	Change

Balboa Life & Casualty:
Lender-placed net premiums earned	$148,078	$154,646	(4%)	$538,655	$487,787	10%
Voluntary net premiums earned	$98,576	$94,736	4%	$409,165	$285,144	43%
Loss ratio	44%	37%		44%	53%
Combined ratio	82%	80%		83%	99%

	Quarters Ended			Years Ended
	December 31,		%	December 31,		%
	2006	2005	Change	2006	2005	Change

Balboa Reinsurance:
(in thousands)
Reinsurance net earned premiums	$59,986	$49,190	22%	$223,613	$180,716	24%

(in billions)
Period end:
Loans in CFC servicing portfolio covered by Balboa Reinsurance	$90	$78	15%